EXHIBIT 11

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated July 25, 1997, accompanying the financial statements and financial highlights of Working Assets Money Market Fund, Citizens Income Fund, Citizens Index Fund, Citizens Emerging Growth Fund, and Citizens Global Equity Fund, each a series of shares of beneficial interest of Citizens Trust, originally appearing in the Annual Report to Shareholders for the year ended June 30, 1997. We consent to the aforementioned report and to the references to our Firm under the Post-Effective Amendment to the Registration Statement on Form N-1A and related Prospectus.

                                   Tait, Weller & Baker

                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 26, 1998

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                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of Citizens Funds

RE:     Working Assets Money Market Fund
        Citizens Income Fund
        Citizens Index Fund
        Citizens Emerging Growth Fund
        Citizens Global Equity Fund

     We hereby consent to the incorporation by reference of our report dated August 14, 1998 on our audit of the financial statements and financial highlights of the above referenced funds as of June 30, 1998 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Citizens Trust. We further consent to the reference to our Firm under the caption "Auditors" in the Statement of Additional Information.


                           PricewaterhouseCoopers LLP

                           PRICEWATERHOUSECOOPERS LLP